UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Goddard, Suite 100, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 14, 2017, pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of July 31, 2017, by and among CombiMatrix Corporation (the “Company”), Invitae Corporation (“Invitae”), and Coronado Merger Sub, Inc., a wholly owned subsidiary of Invitae (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Invitae. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors and by its stockholders at a special meeting of the stockholders held on November 10, 2017.

At the Effective Time and as a result of the Merger, (i) each outstanding share of Company common stock was cancelled and converted into the right to receive 0.8692 shares of Invitae common stock (the “Merger Exchange Ratio”), (ii) each outstanding share of Company Series F preferred stock was cancelled and converted into the right to receive the Merger Exchange Ratio for each share of Company common stock underlying such Series F preferred stock, (iii) each outstanding restricted stock unit (“RSU”) of the Company was fully accelerated to the extent of any applicable vesting period, cancelled and converted into the right to receive a number of shares of Invitae common stock determined by multiplying the number of shares of Company common stock that were subject to such RSU by the Merger Exchange Ratio, (iv) each outstanding in-the-money stock option of the Company was fully accelerated to the extent of any applicable vesting period, cancelled and converted into the right to receive the number of shares of Invitae common stock equal to the Merger Exchange Ratio multiplied by the number of shares of Company common stock issuable upon exercise of such option, minus the number of shares of Invitae common stock determined by dividing the aggregate exercise price for such option by $9.491 (the “Invitae Trailing Average Share Value”), and (v) each outstanding out-of-the money stock option of the Company was cancelled for no consideration. Series F warrants and Series D warrants outstanding and unexercised at the Effective Time were assumed by Invitae pursuant to the terms thereof and converted into warrants to purchase the number of shares of Invitae common stock determined by multiplying the number of shares of Company common stock subject to such warrants by the Merger Exchange Ratio, with the exercise price adjusted by dividing the per share exercise price of Company common stock subject to such warrants by the Merger Exchange Ratio. In addition, the Company completed the repurchase of all other outstanding warrants.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement was filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Invitae or the Company. The Merger Agreement contained representations and warranties by Invitae and the Company which were made solely for the benefit of the respective parties thereto. The assertions embodied in those representations and warranties were qualified by information in confidential disclosure schedules delivered by the parties to each other in connection with the signing of the Merger Agreement. Certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties thereto. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Invitae’s or the Company’s public disclosures.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified The NASDAQ Stock Market (“NASDAQ”) on November 14, 2017 that the Merger was consummated, and (ii) requested that NASDAQ (x) suspend trading in the Company’s common stock and Series F warrants effective at the close of business on November 14, 2017 and (y) file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the common stock and Series F warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of such Form 25, the Company intends to file a certification on Form 15 with the SEC to deregister the common stock and Series F warrants and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Upon the closing of the Merger on November 14, 2017, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Invitae, as described in Item 2.01 of this Current Report on Form 8-K. The information disclosed under Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, (i) each of R. Judd Jessup, Mark McDonough, Robert E. Hoffman, Lâle White, Jeremy M. Jones and Dirk van den Boom ceased serving as members of the Company’s board of directors and any committee thereof, and (ii) each of Mark McDonough and Scott R. Burell ceased serving as officers of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the size of the Company’s board of directors was reduced to one member and Lee Bendekgey was appointed as the sole member of the Company’s board of directors.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the sole officer of Merger Sub immediately prior to the effective time of the Merger became the sole officer of the Company, with Mr. Bendekgey appointed as Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of July 31, 2017, by and among the Company, Invitae and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 31, 2017).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: November 15, 2017	/s/ Lee Bendekgey
Lee Bendekgey, President, Chief Executive Officer, Chief Financial Officer and Secretary